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                                                                     Exhibit 11
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                                         GENZYME CORPORPATION AND SUBSIDIARIES
                                  EXHIBIT 11 - COMPUTATION OF WEIGHTED AVERAGE SHARES
                                      USED IN COMPUTING INCOME PER SHARE AMOUNTS
                                               (UNAUDITED, IN THOUSANDS)


                                                      THREE MONTHS ENDED SEPTEMBER 30,           NINE MONTHS ENDED SEPTEMBER 30,
                                                      --------------------------------           -------------------------------
                                                         1996                 1995                  1996                1995
                                                         ----                 ----                  ----                ----
                                                              FULLY                 FULLY                 FULLY               FULLY
                                                  PRIMARY    DILUTED    PRIMARY    DILUTED    PRIMARY    DILUTED   PRIMARY   DILUTED

APPLICABLE TO GENERAL DIVISION STOCK
Weighted average common shares                    69,440     69,440     54,468     55,212     67,555     67,555    53,586    55,142
Exercise of common stock warrants, treasury
stock method                                         n/a        n/a      2,595      2,907      2,291      2,431     1,607     1,741
Exercise of common stock options, treasury
stock method                                         n/a        n/a      3,495      3,890      3,178      3,270     2,439     2,676
Conversion of 6 3/4% Convertible Subordinated
Notes                                                  -          -          -      3,783          -        890         0     3,783
                                                  ------     ------     ------     ------     ------     ------    ------    ------

Weighted average shares outstanding               69,440     69,440     60,558     65,792     73,024     74,146    57,632    63,342
                                                  ======     ======     ======     ======     ======     ======    ======    ======

APPLICABLE TO TR STOCK
Weighted average common shares                    12,711        n/a      9,171        n/a     12,511        n/a     8,871       n/a
Exercise of common stock warrants, treasury
stock method                                         n/a        n/a        n/a        n/a        n/a        n/a       n/a       n/a
Exercise of common stock options, treasury
stock method                                         n/a        n/a        n/a        n/a        n/a        n/a       n/a       n/a
Conversion of 6 3/4% Convertible Subordinated
Notes                                                n/a        n/a        n/a        n/a        n/a        n/a       n/a       n/a
                                                  ------     ------     ------     ------     ------     ------    ------    ------

Weighted average shares outstanding               12,711        n/a      9,171        n/a     12,511        n/a     8,871       n/a
                                                  ======     ======     ======     ======     ======     ======    ======    ======
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n/a - not applicable, anti-dilutive due to net loss for the period.